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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-61039) and the related Prospectus of El Paso Energy Corporation and DeepTech International Inc. for the registration of Senior Notes and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of Sonat Inc. for the year ended December 31, 1998 included in the El Paso Energy Corporation Current Report on Form 8-K dated April 30, 1999 filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                                -------------------------------
                                                ERNST & YOUNG LLP

Birmingham, Alabama
April 30, 1999